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                                                                   Exhibit 21.01


                SUBSIDIARIES OF TRAVELERS PROPERTY CASUALTY CORP.
                               AS OF MARCH 4, 1998

THE FOLLOWING LIST OMITS CERTAIN SUBSIDIARIES WHICH, CONSIDERED IN THE AGGREGATE AS A SINGLE SUBSIDIARY, WOULD NOT CONSTITUTE A SIGNIFICANT SUBSIDIARY. THE JURISDICTION OF INCORPORATION OF EACH SUBSIDIARY IS ALSO INDICATED.

Name of Subsidiary Company                                                                          Jurisdiction of Incorporation
----------------------------------------                                                            ------------------------------
     The Standard Fire Insurance Company                                                                  Connecticut
          AE Properties, Inc.                                                                             California
               Crossroads Limited                                                                         California
               Industry Land Development Company                                                          Connecticut
          Community Rehabilitation Investment Corporation                                                 Connecticut
          The Automobile Insurance Company of Hartford, Connecticut                                       Connecticut
          TravCal Secure Insurance Company                                                                California
               TravCal Indemnity Company                                                                  California
          Travelers Personal Security Insurance Company                                                   Connecticut
          Travelers Property Casualty Insurance Company                                                   Connecticut
          Travelers Property Casualty Insurance Company of Illinois                                       Illinois
     The Travelers Indemnity Company                                                                      Connecticut
          Commercial Insurance Resources, Inc.                                                            Delaware
               Gulf Insurance Company                                                                     Missouri
                    Gulf National Accounts U.K. Limited                                                   United Kingdom
                    Atlantic Insurance Company                                                            Texas
                    Gulf Group Lloyds                                                                     Texas
                    Gulf Risk Services, Inc.                                                              Delaware
                    Gulf Underwriters Insurance Company                                                   Missouri
                    Select Insurance Company                                                              Texas
          Countersignature Agency, Inc.                                                                   Florida
          First Floridian Auto and Home Insurance Company                                                 Florida
          First Trenton Indemnity Company                                                                 New Jersey
               Red Oak Insurance Company                                                                  New Jersey
          Laramia Insurance Agency, Inc.                                                                  North Carolina
          Secure Affinity Agency, Inc.                                                                    Delaware
          The Charter Oak Fire Insurance Company                                                          Connecticut
          The Parker Realty and Insurance Agency, Inc.*                                                   Vermont
          The Phoenix Insurance Company                                                                   Connecticut
               Constitution State Service Company                                                         Montana
               Constitution State Services LLC                                                            Delaware
               The Travelers Indemnity Company of America                                                 Connecticut
               The Travelers Indemnity Company of Connecticut                                             Connecticut
               The Travelers Indemnity Company of Illinois                                                Illinois
          The Premier Insurance Company of Massachusetts                                                  Massachusetts
          The Travelers Home and Marine Insurance Company                                                 Indiana
          The Travelers Indemnity Company of Missouri                                                     Missouri
          The Travelers Lloyds Insurance Company                                                          Texas
          The Travelers Marine Corporation                                                                California
          TI Home Mortgage Brokerage, Inc.                                                                Delaware
          TravCo Insurance Company                                                                        Indiana
          Travelers Bond Investments, Inc.                                                                Connecticut

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
Name of Subsidiary Company                                                                             Jurisdiction of Incorporation
----------------------------------------                                                               ---------------------------
          Travelers General Agency of Hawaii, Inc.                                                        Hawaii
          Travelers Medical Management Services Inc.                                                      Delaware
     Travelers Casualty and Surety Company                                                                Connecticut
          Travelers Casualty & Surety Company of Canada                                                   Canada
          Charter Oak Services Corporation                                                                New York
          Farmington Casualty Company                                                                     Connecticut
          Farmington Management, Inc.                                                                     Connecticut
          Travelers Casualty and Surety Company of America                                                Connecticut
          Travelers Casualty and Surety Company of Illinois                                               Illinois
          Travelers Casualty Company of Connecticut                                                       Connecticut
          Travelers Commercial Insurance Company                                                          Connecticut
          Travelers Excess and Surplus Lines Company                                                      Connecticut
          Travelers Lloyds of Texas Insurance Company                                                     Texas

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*     The Travelers Indemnity Company owns 58% of The Parker Realty and
      Insurance Agency, Inc.

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